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                                                                      Exhibit 5


                                November 7, 1997




Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee  37217


Gentlemen:

          I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $1.00 par value per share, to be offered and sold pursuant to the Genesco 1996 Stock Incentive Plan, as amended and restated (the "Plan"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Plan, will be validly issued, fully paid and non-assessable.

          I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Plan and the shares to be issued thereunder.


                                               Yours very truly,



                                                /s/ ROGER G. SISSON
                                                ----------------------------
                                                Roger G. Sisson